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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on or about October 10, 1997) and related Prospectus of FIRSTPLUS Financial Group, Inc. for the registration of 3,400,000 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 1996, with respect to the consolidated financial statements of FIRSTPLUS Financial Group, Inc., formerly known as RAC Financial Group, Inc., incorporated by reference in its Annual Report
(Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ----------------------------
                                           Ernst & Young LLP


Dallas, Texas
October 9, 1997